Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 O: (650) 493-9300 F: (866) 974-7329

December 20, 2024

Oportun Financial Corporation
2 Circle Star Way
San Carlos, California 94070

Re:	Registration Statement on Form S‑3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S‑3 (the “Registration Statement”), filed by Oportun Financial Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shares (as defined below).

The Registration Statement relates to the proposed offer and resale by the selling securityholders named in the prospectus contained in the Registration Statement and any supplement thereto or their transferees (the “Selling Securityholders”), pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”) of up to an aggregate 4,835,006 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, issuable upon the exercise of the Warrants (as defined in the Registration Statement), each Warrant having an exercise price of $0.01 per share of common stock.

The Warrants were issued or will be issued pursuant to a credit agreement between the Company and the parties thereto in substantially the form filed under a Current Report on Form 8‑K. The Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post‑effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Shares offered thereby; (f) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that any Shares issuable upon conversion, exchange, redemption or exercise of any Shares being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (h) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

AUSTIN        BEIJING        BOSTON        BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Oportun Financial Corporation December 20, 2024 Page 2
 Based on such examination, we are of the opinion that:

1.             With respect to the Shares to be offered pursuant to the Registration Statement, such Shares have been duly authorized, and when issued upon the exercise of the Warrants thereof pursuant to the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)          limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)          rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)          the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

Oportun Financial Corporation December 20, 2024 Page 3
We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation